Exhibit 107

Calculation of Filing Fee Tables (1)

Form 424(b)(2)

(Form Type)

NextEra Energy Capital Holdings, Inc.

NextEra Energy, Inc.(2)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to Be Paid	Debt	NextEra Energy Capital Holdings, Inc. 2.94% Debentures, Series due March 21, 2024	Rule 457(r)	$1,100,000,000	99.994%	$1,099,934,000	0.0000927	$101,963.88
	Other	NextEra Energy, Inc. Guarantee of 2.94% Debentures, Series due March 21, 2024	Rule 457(n) (2)	—	—	—		— (2)
	Debt	NextEra Energy Capital Holdings, Inc. Floating Rate Debentures, Series due March 21, 2024	Rule 457(r)	$400,000,000	100.00%	$400,000,000	0.0000927	$37,080
	Other	NextEra Energy, Inc. Guarantee of Floating Rate Debentures, Series due March 21, 2024	Rule 457(n) (2)	—	—	—		— (2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$1,499,934,000		$139,043.88

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$139,043.88

(1)	These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-254632 and 333-254632-02.

(2)

NextEra Energy, Inc. has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the 2.94% Debentures, Series due March 21, 2024 and the Floating Rate Debentures, Series due March 21, 2024. The value attributable to the NextEra Energy, Inc. guarantees, if any, are reflected in the offering price of the 2.94% Debentures, Series due March 21, 2024 and the Floating Rate Debentures, Series due March 21, 2024. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantees is payable.